1 Investor Presentation May 2022

This presentation contains forward-looking statements, including, in particular, statements about Interface’s plans, strategies and prospects. These are based on the Company’s current assumptions, expectations and projections about future events. Although Interface believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that these expectations will prove to be correct or that savings or other benefits anticipated in the forward-looking statements will be achieved. The forward-looking statements set forth involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with the ongoing COVID-19 pandemic, including interruptions to our manufacturing operations and reduced demand for our products, and economic conditions in the commercial interiors industry. Additional risks and uncertainties that may cause actual results to differ materially from those predicted in forward-looking statements also include, but are not limited to the risks under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2022, which discussions are hereby incorporated by reference. You should also consider any additional or updated information we include under the heading “Risk Factors” in our subsequent annual and quarterly reports. Forward-looking statements in this presentation include, without limitation, the information set forth on the slides titled “Investment Thesis”, “Interface is a Purpose-Driven Organization,” “Brand Leader in the Specified Channel”, and “Financial Policy”, and the section of this presentation titled “Growth and Value Creation”. Other forward-looking statements can be identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “should”, “goal”, “aim”, “objective”, “commitment”, “seek,” “project,” “estimate,” “target,” and similar expressions. Forward-looking statements speak only as of the date made. The Company assumes no responsibility to update or revise forward-looking statements and cautions listeners and meeting attendees not to place undue reliance on any such statements. This presentation includes certain financial measures not calculated in accordance with U.S. GAAP. They may be different from similarly titled non-GAAP measures used by other companies, and should not be used as a substitute for, or considered superior to, GAAP measures. Reconciliations to the most directly comparable GAAP measures appear in the Appendix. 2 Forward Looking Statements and Non-GAAP Measures

Interface is a Leader in Commercial Flooring • Headquartered in Atlanta, GA • 6 manufacturing locations on 4 continents • 3,600 global employees • Sales in over 100 countries • Over 1,000 Sales & Marketing professionals • Invented Modular Carpet Tile • Global Sustainability Leader • All products are Carbon Neutral AmericasEMEA APAC Corporate Office Non-Office * See Appendix for a reconciliation of Non-GAAP figures Note: Geographic and Segment breakdown figures represent LTM Q1 2022; may not sum to 100% due to rounding REVENUE BY REGION REVENUE BY CUSTOMER VERTICAL 3 Interface at a Glance ($ in millions, except EPS) LTM Q1 2022 Net Sales $1,235 Adj Operating Income* $133 Adj EPS (Diluted)* $1.34 Net Debt* $446 Adj EBITDA* $181 Net Debt / Adj EBITDA* 2.5x 48%52%55%31% 14%

Investment Thesis • Strong commercial brands that lead in growth areas of the industry • Share leader in a $39 billion global commercial flooring category: • Leading share in carpet tile and rubber • Growing share in LVT • Strong growth execution and positioned for future growth: • Selling system transformation is increasing salesforce productivity and delivering results • Segmentation strategy is further expanding opportunity in healthcare, education, hospitality, and life sciences • Geographic diversification is leveraging global account growth opportunities • Cross-selling opportunities are expanding across the Interface, nora and FLOR brands • Recognized design leader in commercial flooring • Robust innovation pipeline • Carbon Neutral Floors • First carbon negative carpet tile (measured cradle-to-gate) • Advanced tufting technology • Manufacturing efficiencies • Attractive gross profit margins • Global footprint with manufacturing on four continents to service local and global customers • Strong liquidity and healthy balance sheet 4 Interface at a Glance

Who We Are Leading global provider of commercial flooring: Carpet Tile, Modular Area Rugs, LVT, Rubber Strong brands with a history of innovation and a commitment to sustainability Engaged customer-centric culture focused on performance and galvanized around our sustainability mission Strong global sales & marketing capabilities Innovation and Design Leader in modular carpet Design and Innovation Leader Focused on Solving Customer Problems Across Multiple Segments Global sales & manufacturing footprint with industry-leading gross margins 5 Interface at a Glance

Interface is a Purpose-Driven Organization Our Core Mission is to Lead a World-Changing Sustainability Movement Centered Around Climate Take Back While Also Executing on Five Strategic Pillars to Drive the Business 6 Grow our Commercial Business Expand our Living Space Business Drive Supply Chain Excellence Leverage SG&A Resources Develop and Maximize our ESG Leadership Interface at a Glance

Interface at a Glance 7 ESG Highlights Recognized sustainability leader for over two decades Insert insert insert insert • Recognized leader in sustainability for over two decades • Purpose-driven company galvanized around our sustainability mission • All of our products are carbon neutral across their full product life cycle • Lowest carbon footprint carpet tile in the industry • First carbon negative carpet tile provided to the marketplace at an industrial scale • 2030 GHG emissions reduction target verified by Science Based Targets initiative • Diverse and experienced Board of Directors

Interface Positioning

Interface Positioning 1. ICE BREAKER 4282028_DRYLANDS 2. LEVEL SET LVT A00421_RUSTIC OAK 3. BRUSHED LINES LVT A01618 CELADON 4. ICE BREAKER 4282031_MALACHITE 5. BRUSHED LINES LVT A01620_TEAL OXIDE 6. NORAMENT CASTELLO 926_5356 7. BROOME STREET 9440001_CORAL GLASS 8. STEP IT UP 9406012_JADE 9. TOUCH OF TIMBER 4191003_OAK 10. DRAWN LINES LVT A00909_DIAMOND 11. STUDIO SET LVT A00702_PEWTER 12. TOUCH AND TONE 103 4176057_BLUSH 13. HUEGA 727 4122301_TURQUOISE 14. IRIDESCENCE A01909_REEF Carpet Tile • Industry-leading cradle-to-gate carbon negative carpet tile • Biomimicry-inspired random design (i2) • High recycled content • No glue installation (TacTiles®) • Faster, more profitable installation for contractors • Easily recycled (ReEntry® program) • Carbon neutral (Carbon Neutral Floors™) Luxury Vinyl Tile (LVT) • Creative design freedom • Complements and enhances our carpet tile portfolio • No transition strips needed; same sizes as our carpet tiles • High acoustic value (Sound Choice™ backing) • Carbon neutral (Carbon Neutral Floors™) Rubber • norament® - modular rubber tiles • noraplan® - sheet rubber • noracare® - specialized surface sheet rubber • Ideal for hygienic, high-traffic flooring applications • Extremely durable with strong chemical resistance • Carbon neutral (Carbon Neutral Floors™) Attractive Product Portfolio 9

Interface Positioning

Interface®

Leading Global Provider of Commercial Flooring Solutions

- Interface participates in the $39 Billion Global Commercial Flooring segment
- We are the global share leader in the $5.0 Billion Carpet Tile segment which now exceeds the value of Broadloom globally
- We entered the high growth $3.3 Billion LVT segment in 2017
- We entered the $1.0 Billion Rubber flooring segment with our acquisition of nora, the category leader
- Our served market has expanded from ~$4.2 Billion a couple of years ago to over $9.0 Billion today

Global Commercial Flooring Segment (in Billions)


Hard Surface
Other Resilient $3.4
Laminate $1.9
Rubber $1.0
Ceramic Tile $11.7
Wood $7.4
LVT $3.3
Other
Soft Surface
Carpet Tile $5.0
Broadloom $4.7

Source: Management estimates

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Participating in Attractive Commercial Flooring Segments 11 Wood Laminate LVT Other Resilient Ceramic Tile Carpet Tile Rubber Broadloom (4%) (2%) 0% 2% 4% 6% 8% 10% 12% 14% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% E s ti m a te d C A G R t h ro u g h 2 0 2 4 Gross Margin Bubble size = Global commercial value of category, 2019 Interface Positioning Source: Management estimates • Interface serves growing segments of hard and soft surface with the highest margins Global Commercial Flooring: Segment Size vs. Forecasted Growth and Gross Margin

Brand Leader in the Specified Channel 12 Interface Positioning Source: Management estimates • Interface competes on design, sustainability and innovation, commanding a premium price point and industry leading margins • Interface is the share leader in the specified and end user channels of commercial carpet tile which are highly influenced by Architects & Designers Global Carpet Tile Price Categories - 20 40 60 80 100 120 Low End Mid-Range High End V o lu m e ( s q u a re m e te rs i n m ill io n s ) Interface Share <15% ~15-25% +25% Interface maintains significant share of the high-end and mid- range price points There is opportunity to expand in low/mid-range price points

Global Sales and Manufacturing Platform • Sales & marketing offices in over 50 locations across 25 countries • Global account management • Six manufacturing locations on four continents • Global supply chain management • Unique blend of efficiency and customization Note: Figures represent LTM Q1 2022, may not sum to 100% due to rounding AMERICAS 55% of Net Sales EMEA 31% of Net Sales ASIA-PACIFC 14% of Net Sales Carpet Manufacturing Facility Rubber Manufacturing Facility LVT Supplier Facility Showroom 13 Interface Positioning

Interface Positioning

Interface®

Diversified Customer Verticals


REVENUE BY VERTICAL
Consumer/ Residential 2%
Hospitality 2%
Other 5%
Residential/Living 4%
Retail 4%
Government 6%
Healthcare 11%
Education 17%
Corporate Office 48%

Note: Figures represent LTM Q1 2022 for Interface and nora combined, figures in chart may not sum to 100% due to rounding

CORPORATE OFFICE

- Highest penetration of carpet tile vs broadloom
- Global account management
- Recurring renovations
- Ongoing opportunity in Emerging Markets



EDUCATION

- K-12 and higher education
- Second highest penetration of carpet tile vs broadloom
- Second largest market for rubber
- Significant opportunity for broadloom conversion



HOSPITALITY

- Guest rooms, corridors and public spaces
- Named the brand standard or alternate at Hilton, Marriott, IHG and Choice Hotels properties
- Significant opportunity for broadloom conversion



HEALTHCARE

- Hospitals, Medical Office Building, Assisted Living, Senior Living and Life Sciences
- Largest rubber market based on hygienic properties, chemical resistance, and durability
- Significant opportunity for broadloom conversion



RETAIL

- Retail and bank branches
- Significant opportunity for broadloom conversion
- High penetration of LVT



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Growth and Value Creation

• Enhance salesforce productivity – Capitalize on selling system transformation • Elevate and grow segments – Drive growth in priority segments including Corporate Office, Hospitality, Living and Education • Optimize product portfolio – Expand our portfolio to increase the addressable market, participating in lower price points • Lead the market in design and innovation –introduce new products that energize and inspire • Introduce first cradle-to-gate carbon negative carpet tile to meet increasing customer demand – launched in Q4 2020 • Expanding global account presence • Continue to develop brand loyalty by maintaining the strongest Net Promoter Score among A&D and End Users Growth and Value Creation Grow the Core Carpet Tile Business 16

Growth and Value Creation

Benefits of Modular Carpet Tile Driving Share Gains vs. Broadloom

Architect & Designer Specifier

- Virtually endless styling choices
- Truly custom – design by tile
- No transition strips required
- Better sustainability

Dealer/Installer

- Easier materials access into the building
- Easier to handle and install
- Less waste at end of job
- One trade union for multiple flooring types

End User

- Lower total cost of ownership
- Less site down time
- Virtually endless styling choices
- Selective replacement extends life
- Can inset rugs within LVT – no doubling up









**The value of commercial carpet tile and broadloom soft flooring is ~$10B globally.
Ongoing conversion of broadloom represents a $4.7B market opportunity for carpet tile.**

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• Continue taking share in the high growth commercial LVT segment • Maximize cross-selling opportunities between nora® rubber flooring, LVT and carpet tile • Expand LVT offering in education and healthcare market with specialized 3mm product • Expand global participation • Strategically expand product portfolio with a robust innovation pipeline – Vinyl Sheet • Provide carbon neutral products to meet increasing customer demand while committing to reduce the carbon footprint of LVT and rubber products Growth and Value Creation Continue Building a Resilient Flooring Business 18

Modular Flooring & Social Distancing • Architects and Designers (A&D) are re-thinking space layouts and interior design elements as the world contemplates the return to work and school • Interface modular flooring plays an integral part in design solutions that: • Control occupant flow and traffic • Create zones and enable separation • Provide a sense of safety & security • …all while providing for an aesthetically appealing environment Zoning & Wayfinding • By using modular shapes and dimensions, carpet tile, LVT and rubber can create clear and graphic zoning and traffic direction for buildings • Examples include Arrows, Pattern Shading, Design-by-tile, Shape marker insets Beyond Wayfinding • Flooring impacts a space in more ways than just wayfinding: • Conveys brand identity • Can shape perception, experience and behavior • Can be used creatively with furniture to create distinct areas • Can suggest boundaries with lines, banding, color and pattern Design Solutions for the Post-COVID-19 Environment 19 Growth and Value Creation

Purpose-Driven Culture – Galvanized Around a Common Sustainability Mission 20 Growth and Value Creation Unilever Patagonia IKEA Natura Nestle Danone 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 Tesla Only company recognized consistently since survey inception • Our sustainability journey began in 1994, led by our founder, Ray Anderson. • Over the last 25 years, we’ve changed our business to help change the world by becoming, first and foremost, a purpose-driven company. Recent Recognition UN Global Climate Action Award Climate Neutral Now Fast Company Most Innovative Energy Companies GlobeScan SustainAbility Leaders Report Floor Covering Weekly’s GreenStep Awards Pinnacle Award Winner INEX Sustainable Product of the Year (India) Sustainable Business Awards (Singapore) Winner, Climate Changes & Best Flagship Initiative GlobeScan SustainAbility Survey – 20+ Year History

Environmental, Social and Governance Overview

Interface ESG Overview ESG Oversight Interface’s Board of Directors provides oversight of our ESG strategy. Our Nominating and Governance Committee, chaired by our Lead Independent Director, is responsible for monitoring and advising the company’s management regarding environmental, social and related governance matters that are significant to the company. ESG Oversight Board of Directors: Nominating and Governance Committee ESG Strategy Executive Leadership Team Environmental Sustainability Lisa King Chief Innovation Officer People and Culture Greg Minano Chief Human Resources Officer Corporate Governance David Foshee General Counsel & Secretary Sustainability Erin Meezan Chief Sustainability Officer Research & Innovation John Bradford Chief Science & Technology Officer Diversity, Equity & Inclusion Christine Needles Executive Director, Diversity, Equity & Inclusion 22

Interface ESG Overview

Interface®

ESG Leadership and Transparency

Interface is a signatory to the UN Global Compact. Our sustainability goals and activities are aligned with the UN Sustainable Development Goals (SDGs).

Interface supports the mission of the Sustainability Accounting Standards Board (SASB) disclosing material sustainability data according to SASB's industry specific standards. [Download SASB Disclosure]

Interface's greenhouse gas reduction targets have been validated by the Science Based Targets initiative (SBTi).



Interface supports tools that encourage transparency, like the Environmental Product Declaration (EPD), Health Product Declaration (HPD), and Declare label.

Along with meeting ISO and NSF certifications for our carpet tile and resilient flooring, Interface partners with outside organizations to help us evaluate and reduce the life cycle impact of our flooring products including receiving GreenCircle CEF product labels and receiving third-party verification for our Carbon Neutral Floors™.

Awards and Recognition

- GlobeScan SustainAbility Leaders Report – Top 5 Leader (1998-2021)
- UN Global Climate Action Award Winner, Climate Neutral Now Category (2020)
- Fast Company Top 10 Most Innovative Energy Companies (2020)
- #1 Green Leader - Floor Focus Top 250 Design Leaders (2020)
- Floor Covering Weekly's GreenStep Pinnacle Award Winner (2019)

Recent Press

Forbes: Purpose At Work: How Interface Transforms Sustainability To Rewrite Our Future

New York Times: Has the Carbontech Revolution Begun?

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Interface ESG Overview Our Sustainability Journey: Mission Zero to Climate Take Back 1994 Founder, Ray Anderson, declares that Interface is committed to becoming the world’s first environmentally sustainable – and, ultimately, restorative – company 1995 Established our ReEntry™ Recycling Program, reclaiming carpet to keep it out of landfills 1996 Delivered our first sustainability metrics through our EcoMetrics program Launched program to incentivize employees to eliminate waste Partnered with suppliers to develop recycled nylon 1997 Delivered the first global sustainability report 2000 Formally recognized our goal of zero environmental footprint with our Mission Zero® journey Released first biomimetic carpet tile, Entropy™ 2001 Established carpet tile backing system featuring up to 81% total recycled content, GlasBac™RE 2003 Introduced Cool Carpet™ our first carbon offset program for carpet tiles 2004 First to pilot Environmental Product Declarations (EPDs) 2006 Introduced innovative, glue- free flooring installation method, TacTiles™ 2010 Developed first product with 100% recycled nylon with yarn supplier Aquafil 2012 Helped launch Net-Works™ program to collect discarded fishing nets for recycling into new yarn 2016 Introduced Climate Take Back – our mission to reverse global warming and become a carbon negative enterprise by 2040 2017 Announced first-of-its-kind carbon negative carpet tile prototype, Proof Positive 2018 Developed first carbon negative carpet tile backing, CircuitBac™Green 2019 Announced all Interface flooring is third-party verified carbon neutral through our Carbon Neutral Floors™ program Celebrated achievement of our Mission Zero® goal 2020 Introduced first carbon negative carpet tile measured cradle-to-gate, CQuest™BioX 2021 Set Science-Based Target to Reduce Absolute Emissions 50% by 2030 Learn more about our sustainability history here. 24

Interface ESG Overview Our Climate Commitment Climate Take Back™ is our commitment to reversing global warming and creating a climate fit for life. We have set a goal to reduce our CO2 emissions across our company and supply chain by 2030 with a target validated by the Science Based Targets initiative. • Reduce absolute Scope 1 and 2 GHG emissions 50% by 2030 from a 2019 base year • Reduce absolute Scope 3 GHG emissions from purchased goods and services 50% and from business travel and employee commuting 30% by 2030 from a 2019 base year Every flooring product that we sell – carpet tile, LVT, and rubber sheets + tiles – is third-party verified Carbon Neutral across its full lifecycle. We introduced the world’s first carbon negative carpet tile, measured cradle-to-gate, with our CQuest™BioX backing. 25

Interface ESG Overview Significant Reductions in Environmental Impacts from Operations 96% 88% 48% 75%76% 92% Fewer greenhouse gas emissions* Less water used to make products* Of materials in the flooring products we sell are from recycled or bio-based sources Smaller cradle-to-gate product carbon footprint * Less waste sent to landfills* Renewable energy used at carpet and rubber manufacturing sites Learn more about our environmental impacts here. 26

Interface ESG Overview All Interface Flooring is Carbon Neutral or Carbon Negative All of the flooring products we sell - carpet tile, LVT and rubber - are carbon neutral across their full product life cycle through our third party verified Carbon Neutral Floors™ program. 27 Supporting Carbon Offset Programs Around the World To compensate for the full life cycle carbon emissions that we are unable to eliminate, we purchase carbon offsets. We source offsets only from projects that meet third-party verified carbon offset standards to assure that the carbon credits we use are real (have happened), additional (beyond business-as-usual activities), measurable and permanent. The types of projects that we support include: • Renewable energy projects from solar and wind power in Asia-Pacific, as well as forest projects for reestablishments of native forest, conservation, and the protection of biodiversity • Forest protection programs in Africa, alongside community fuel switching and water purification projects tackling carbon emissions while promoting human health and community empowerment • Reforestation projects in the Americas to keep carbon stored and sequestered in the soil and plants • We have sold 419 million sq meters of carbon neutral flooring globally since 2003 • We have retired 5.7 million metric tonnes of verified emission reduction credits since 2003

Interface ESG Overview The First Cradle-to-Gate Carbon Negative Carpet Tile 28 Our carpet tile materials are engineered to have a negative carbon footprint during the embodied carbon phase of the carbon life cycle. Guided by materials science, we’ve incorporated innovative new materials to our carpet tile: • Bio-based materials that would otherwise release unwanted carbon store it within our backings, preventing its release • Recycled content materials in our backings and face fiber Materials coupled with our improved manufacturing creates a product with a negative embodied carbon footprint. We do not control the operational carbon phase so we offset the impact of this phase by supporting projects such as reforestation and renewable energy. Learn more about our carbon negative products here.

Interface ESG Overview Environmental Impact Progress GREENHOUSE GAS EMISSIONS Net GHG Emissions at Global Carpet Tile Manufacturing Sites per Unit of Output PRODUCT CARBON FOOTPRINT – CARPET TILE Weighted Average Cradle-to-Gate Carbon Impacts of Carpet Tile Pre-Offsets RENEWABLE ENERGY USE % Renewable Energy Use at Manufacturing Sites by Product Type in 2021 RECYCLED & BIOBASED RAW MATERIALS % Recycled and Biobased Raw Materials in Products Sold in 2021 Global Average 76% Global Average 50% 29 V e ri fi e d c a rp e t ti le c a rb o n f o o tp ri n t d a ta n o t a v a il a b le f ro m 1 9 9 7 -2 0 0 7 4.8 0.0 5.0 10.0 15.0 20.0 1 9 9 6 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 kg C O 2 e p e r sq u a re m e te r o f c a rp e t 0.07 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 2 0 1 5 2 0 1 6 2 0 1 7 2 0 1 8 2 0 1 9 2 0 2 0 kg C O 2 e p e r sq u a re m e te r o f c a rp e t 49% 90% 0% 20% 40% 60% 80% 100% Rubber Carpet Tile 7% 39% 62% 0% 10% 20% 30% 40% 50% 60% 70% Rubber LVT Carpet Tile

Interface ESG Overview Responsible Business Interface embraces and supports core values in the areas of human rights, labor standards, environmental responsibility and ethical practices. We are committed to conducting business in an ethical and responsible manner and leaving a positive impact on our communities. HUMAN RIGHTS Interface supports fundamental human rights for all people and is committed to complying with employment laws in every country in which it operates. Interface is firmly opposed to the use of slave labor or human trafficking. FREEDOM OF ASSOCIATION Interface recognizes its employees lawful right to freedom of association and rights under applicable law to choose a collective bargaining representative, if desired. ETHICAL PRACTICES Interface has a Comprehensive Code of Business Conduct & Ethics that covers all employees and directors as well as a Supplier Code of Conduct. All Interface employees and stakeholders are encouraged to report suspected unethical or illegal practices through our global ethics hotline. This hotline/website provides an opportunity to anonymously and confidentially report actual or suspected activities that may involve criminal conduct or violations of our code of conduct in the areas of Finance & Accounting, Human Resources, Legal, Environmental, and Occupational Health & Safety. ANTI-CORRUPTION & ANTI-BRIBERY Interface has a global Anti-Corruption and Anti-Bribery Policy that prohibits any bribe to a public official, made directly or indirectly, to influence that official to use his or her position to assist in obtaining or retaining business for Interface. 30

Interface ESG Overview We’re more than a carpet company. Much more. We are a purpose-driven company with a passionate team that shares a unique set of values. Interface is its people. Our core values represent who we are, how we see the world, how we treat each other and our external customers and stakeholders, and how we approach our work every day. These core values are: Design a Better Way – Courageous | Driven | Pioneering | Curious | Inventive | Disruptive | Daring Connect the Whole – Collaborative | Adaptable | Inviting | Joining | Inclusive | Co-creative | Uniting Be Genuine & Generous – Authentic | Engaging | Caring | Transparent | Supportive | Serving | Giving Embrace Tomorrow, Today – Visionary | Imaginative | Believing | Committed | Optimistic | Active | Creating Inspire Others – Energized | Influential | Guiding | Leading | Teaching | Sharing | Igniting Purpose-Driven Culture Learn more about our values here. 31

We prioritize the health and safety of our employees at Interface. We are committed to leading our industry in the development and implementation of world-class safety measures to protect the health, safety, and wellbeing of our people. We’ve implemented proactive programs that empower our employees to identify potential hazards, minimize risk, and help us to ensure we maintain safe and healthy working conditions, especially during the COVID-19 global pandemic. Our plants in Europe, Australia, and China are certified to ISO 45001. Interface ESG Overview Employee Health and Safety Safety Incident Rate (TRIR)* 2021: 1.3 * Total Reportable Injury Rate (TRIR) reflects incidence rate per 200,000 person hours worked per year © Christopher Payne / Esto 32

Interface ESG Overview Training and Development It is an exciting time to be an Interface employee. We know our employees are also brand ambassadors and provide them with the tools to tell our carbon story and bring stakeholders along on our journey through our Carbon 101 and Carbon Lovers training. We also provide employee training that improves organizational effectiveness and protects our people, processes, and technology: 33 • Anti-harassment • Anti-bribery and Corruption • Civil Treatment for Leaders • Code of Conduct • Conflicts of Interest • Emergency Procedures • Information and Cyber Security • Sales and Marketing (products, installation, maintenance) • Systems training (e.g., Workday)

Interface’s commitment to our people goes beyond our individual employees to include the communities where we live and work around the world. Community involvement activities are incorporated in our regional meetings and activities, providing meaningful engagement and positive change within our communities, including: • Community improvement projects • Donation of flooring product and installation • Environmental protection and clean-up initiatives • Partnerships with non-profits (e.g., United Way, Wine to Water) Interface ESG Overview Community Engagement 34

When we embrace the diversity of our community and commit to an equitable, inclusive culture, we are living our Interface values. We are engaging and collaborative, seeking input from our employees to make sure underrepresented voices are heard and solutions reflect a broad set of perspectives. We are curious and inventive, genuinely caring, and use data and research to help drive our people-oriented strategy and decisions. Through sharing, teaching, and leading, we energize others to help us all make meaningful progress – internally at Interface and with our customers, suppliers, and partners. We want all employees and stakeholders to feel they belong with Interface and to have the opportunity to thrive. Interface ESG Overview Our Diversity, Equity & Inclusion (DEI) Commitment Photo by Shane Rounce on Unsplash 35

Interface ESG Overview DEI | 2021 Accomplishments We made significant progress in 2021, including establishing a foundational framework, procuring and deploying best- in-class tools and platforms, and leveraging internal and external communications channels to amplify our messages. ✓ Implemented Workday HCM for improved data visibility ✓ Implemented Great Places to Work survey to gather employee feedback ✓ Formed DEI Steering Committee ✓ Formed DEI Champions Network employee resource group ✓ Participated in Just Business Roundtable ✓ Deployed internal employee communications ✓ Deployed external DEI communications ✓ Issued formal DEI statements and POVs ✓ Updated US Family Leave Benefits ✓ Update US Paid Time Off Policy for greater flexibility Example content from Interface internal Workplace site: 36

Interface ESG Overview DEI | 2020 US Workforce Composition Interface is an equal opportunity employer. We provide equal employment opportunity to all applicants and employees without regard to race, color, religion, sex, national origin, age, disability, protected veteran status, or any other protected characteristic. In the United States, Interface files an EEO-1 report annually in accordance with federal regulation, providing employment data categorized by race/ethnicity, gender and job category. It is our responsibility to create an environment that embraces diversity, is free from discrimination and harassment, and is grounded in respect. Charts reflect representation as of 12/27/2020 for U.S. employees as reported in EEO data. Manager level and Above represents Executives/Sr Officials and Managers and First/Mid Officials and Managers according to EEO classifications. 37

Interface ESG Overview DEI | 2022 Benchmarks for Success Strategy Development • Analyze employee experience survey feedback data and Workday HCM demographic data • Publish DEI benchmark and set ambitions for hiring, promotions, etc. • Create processes that help meet hiring and promotion objectives; communicate progress • Continue to review and update policies to support fairness and inclusivity (e.g., US PTO and family leave) Implementation • Drive education and DEI awareness through unconscious bias training for leadership and/or people managers • Continue dialogue regarding DEI topics via Belonging group; extend to frontline manufacturing employees • Develop and launch 2-3 Inclusion Networks (Employee Resource Groups) • Feature stories and interviews from Interface employees of under-represented groups on Workplace • Celebrate cultural holidays, observances, and other celebrations through engaging content In 2022, we are continuing to deliver on and realize our DEI commitments. 38

Interface ESG Overview Strong Governance Interface is governed by an esteemed and diverse group of elected directors. Our Board of Directors is committed to maintaining strong corporate governance, which promotes the long-term interests of shareholders, strengthens Board and management accountability, and helps build trust in the Company. ▪ Lead Independent Director ▪ All Key Committees Comprised Solely of Independent Directors ▪ ESG oversight stated in Nominating and Governance Committee charter ▪ Annual Election of All Directors ▪ Annual “Say on Pay” Advisory Vote: 93+% past three years ▪ Resignation Policy for Directors who Fail to Receive Majority Vote ▪ Enterprise Risk Management Program Overseen by Audit Committee ▪ Diversity of Experience, Skills and Gender Among Directors ▪ Anti-bribery and Corruption Policy and Employee Training ▪ No Poison Pill 88% Independent 25% Female 13% Racially Diverse Wide range of Tenure BOARD DIVERSITY “Sustainability is core to Interface’s DNA and drives decision making across many facets of its business – including corporate responsibility, human capital management, safety, ethical behavior, and corporate governance. The Board of Directors is committed to supporting Interface as it creates a sustainable business model for itself and for the Earth.” – Chris Kennedy, Lead Independent Director 39

Interface ESG Overview Interface has a long history of sustainability leadership and innovation, and our journey continues as we foster a team of diverse and engaged employees that will lead us into the future of environmentally and socially sustainable business with the next wave of pioneering technologies and processes. Continuing our Leadership 40 Innovation Sustainable Business Diversity, Equity and Inclusion Led by Chief Science & Technology Officer, John Bradford, Interface has a dedicated global team of tenured R&D professionals developing the next evolution of our low-carbon products and ensuring that our new product pipeline and manufacturing operations continue to advance our long-term sustainability goals. Key projects include: • Activation of enterprise-level projects and programs necessary to achieve our Science- Based Targets for emissions reduction • Identification of non-virgin and bio-based materials to deliver superior performance while simultaneously lowering environmental impact and helping to close the manufacturing loop • Advancements in technologies for product construction, raw materials integration, and rapid prototyping that reduce waste and enable product and prototype reuse at end of life Our Chief Sustainability Officer, Erin Meezan, and our global team of sustainability professionals are developing industry-leading approaches to sustainable business and driving greater transparency in sustainability. This team collaborates across our industry on unique initiatives including: • materialsCAN Carbon Action Network – a network of members of the global building industry acting to prioritize reduction of embodied carbon in building materials • Embodied Carbon in Construction Calculator (EC3) - a free open-source database of construction Environmental Product Declarations (EPDs) and matching building impact calculator for use in design and material procurement Our global diversity, equity and inclusion (DEI) task force was established in 2020 to develop our long-term DEI strategy. Under the leadership of Christine Needles, Executive Director, DEI, this task force is currently focused on three near-term projects for 2022-2025: • Baseline measurement of employee attitudes, beliefs, and behaviors regarding DEI at all our locations via employee surveys and listening sessions • Establishment of our DEI Steering Committee and Champions Network • Improved organizational capabilities for measurement of self-reported DEI attributes

Interface ESG Overview Additional Interface ESG information can be found at the following links: Learn More 41 ESG Highlights and Data for investors ESG Performance one-pager Sustainability Journey

Financial Performance

Financial Performance GAAP Financial Results 43 ($ in millions, except EPS) 2022 2021 Change Net Sales $288 $253 14% Gross Profit 107 96 11% % of Net Sales 37.1% 37.9% SG&A Expense 78 79 (1%) % of Net Sales 27.3% 31.3% Restructuring Charges 1 (0) NM Operating Income 27 17 63% % of Net Sales 9.5% 6.7% Net Income 13 7 91% % of Net Sales 4.6% 2.7% Diluted EPS $0.22 $0.12 83% First Quarter

Financial Performance Adjusted Financial Results* 44 * See Appendix for a reconciliation on Non-GAAP figures ($ in millions, except EPS) 2022 2021 Change Net Sales $288 $253 14% Adjusted Gross Profit 109 97 12% % of Net Sales 37.9% 38.5% Adj SG&A Expense 79 78 1% % of Net Sales 27.3% 30.6% Adjusted Operating Income 31 20 54% % of Net Sales 10.6% 7.9% Adjusted Net Income 17 10 68% % of Net Sales 5.8% 3.9% Adjusted Diluted EPS $0.28 $0.17 65% Adjusted EBITDA $43 $31 36% First Quarter

Adjusted EBITDA Financial Performance Adjusted EBITDA* 45 $ million * See Appendix for a reconciliation on Non-GAAP figures $152 $185 $197 $146 $169 $181 $0 $50 $100 $150 $200 2017 2018 2019 2020 2021 LTM Q1 2022

Adjusted Earnings Per Share (Diluted) Financial Performance Adjusted Earnings Per Share* 46 $ million * See Appendix for a reconciliation on Non-GAAP figures $1.18 $1.49 $1.59 $1.15 $1.23 $1.34 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2017 2018 2019 2020 2021 LTM Q1 2022

Total Debt Net Debt Net Debt / Adjusted EBITDA Financial Performance Capitalization and Liquidity* Adjusted EBITDA 47 $ million * See Appendix for a reconciliation on Non-GAAP figures $230 $619 $596 $577 $518 $522 $0 $175 $350 $525 $700 2017 2018 2019 2020 2021 Q1 2022 $143 $538 $515 $474 $421 $446 $0 $175 $350 $525 $700 2017 2018 2019 2020 2021 Q1 2022 $152 $185 $197 $146 $169 $181 $0 $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 LTM Q1 2022 0.9x 2.9x 2.6x 3.2x 2.5x 2.5x 0.0x 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 2017 2018 2019 2020 2021 LTM Q1 2022

Financial Performance Financial Policy Reduce Debt Reinvest in the Business Explore M&A Opportunities Return Excess Cash to Shareowners • Utilize excess cash to pay down debt • Optimize cost of capital and target Net Debt / Adjusted EBITDA < 2.0x • Invest in strategic initiatives with high returns, including organic growth opportunities, innovation, manufacturing productivity and salesforce effectiveness • Opportunistically evaluate accretive M&A transactions • Provide dividends while prioritizing capital deployment • Investing in the business to fuel our growth strategy while upholding a disciplined approach to deleveraging CAPITAL DEPLOYMENT PHILOSOPHY 48

Who We Are Leading global provider of commercial flooring: Carpet Tile, Modular Area Rugs, LVT, Rubber Strong brands with a history of innovation and a commitment to sustainability Engaged customer-centric culture focused on performance and galvanized around our sustainability mission Strong global sales & marketing capabilities Innovation and Design Leader in modular carpet Design and Innovation Leader Focused on Solving Customer Problems Across Multiple Segments Global sales & manufacturing footprint with industry-leading gross margins 49 Interface at a Glance

Appendix

Appendix Reconciliation of Non-GAAP Figures 51 Note: Sum of reconciling items may differ from total due to rounding of individual components ($ in millions) Q1 2021 Q1 2022 Net Sales as Reported (GAAP) $253.3 $288.0 Impact of Changes in Currency - 7.9 Organic Sales $253.3 $295.9 Gross Profit as Reported (GAAP) $96.0 $106.8 Purchase Accounting Amortization 1.4 1.3 Thailand Plant Closure Inventory Write-Down - 1.1 Adjusted Gross Profit $97.5 $109.3 SG&A Expense as Reported (GAAP) $79.3 $78.5 Restructuring, Asset Impairment, Severance and Other Charges (1.8) 0.1 Adjusted SG&A Expense $77.5 $78.6 Q1 2021 Q1 2022 LTM Q1 2022 Operating Income as Reported (GAAP) $16.9 $27.4 $115.4 Purchase Accounting Amortization 1.4 1.3 5.6 Thailand Plant Closure Inventory Write-Down - 1.1 1.1 Restructuring, Asset Impairment, Severance and Other Charges 1.6 0.8 11.0 Adjusted Operating Income* $19.9 $30.6 $133.0

Appendix

Interface®

Reconciliation of Non-GAAP Figures

($ in millions)	Q1 2021	Q1 2022	LTM Q1 2022
Net Income (Loss) as Reported (GAAP)	$6.9	$13.3	$61.6
Purchase Accounting Amortization	1.0	1.0	3.9
Thailand Plant Closure Inventory Write-Down	-	1.1	1.1
Restructuring, Asset Impairment, Severance and Other Charges	1.2	0.8	9.0
Warehouse Fire Loss	-	-	(0.0)
Loss on Discontinuance if Interest Rate Swaps	0.8	0.7	3.6
Adjusted Net Income	$10.0	$16.8	$79.2

	2017	2018	2019	2020	2021	Q1 2021	Q1 2022	LTM Q1 2022
Diluted EPS as Reported (GAAP)	$0.86	$0.84	$1.34	($1.23)	$0.94	$0.12	$0.22	$1.04
Purchase Accounting Amortization	-	0.38	0.08	0.07	0.07	0.02	0.02	0.07
Transaction Related Expenses	-	0.12	-	-	-	-	-	-
Goodwill and Intangible Asset Impairment	-	-	-	2.05	-	-	-	-
Thailand Plant Closure Inventory Write-Down	-	-	-	-	-	-	0.02	0.02
Impact of Change in Equity Award Forfeiture Accounting	-	-	-	0.02	-	-	-	-
Restructuring, Asset Impairment, Severance and Other Charges	0.08	0.26	0.17	0.23	0.16	0.02	0.01	0.16
Tax Act Expense (Benefit)	0.25	(0.11)	-	-	-	-	-	-
Warehouse Fire Loss	-	-	-	0.05	-	-	-	(0.00)
SEC Fine	-	-	-	0.09	-	-	-	-
Loss on Extinguishment of Debt	-	-	-	0.05	-	-	-	-
Loss on Discontinuance if Interest Rate Swaps	-	-	-	0.05	0.06	0.01	0.01	0.06
FIN 48 Release on Discontinued Operations	-	-	-	(0.22)	-	-	-	-
Adjusted Diluted EPS*	$1.18	$1.49	$1.59	$1.15	$1.23	$0.17	$0.28	$1.34

Note: Sum of reconciling items may differ from total due to rounding of individual components

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Appendix

Interface®

Reconciliation of Non-GAAP Figures

($ in millions)	Q1 2021	Q1 2022
Net Income as Reported (GAAP)	$6.9	$13.3
Income Tax Expense	2.0	7.1
Interest Expense (including debt issuance cost amortization)	7.3	6.9
Depreciation and Amortization (excluding debt issuance cost amortization)	11.4	10.2
Stock Compensation Amortization	0.9	2.2
Purchase Accounting Amortization	1.4	1.3
Thailand Plant Closure Inventory Write-Down	-	1.1
Restructuring, Asset Impairment, Severance and Other Charges	1.5	0.8
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$31.5	$42.9

($ in millions)	2017	2018	2019	2020	2021	LTM Q1 2022
Net Income as Reported (GAAP)	$53.2	$50.3	$79.2	($71.9)	$55.2	$61.6
Income Tax Expense (Benefit)	47.3	4.7	22.6	(7.5)	17.4	22.5
Transaction Related Other Expense	-	4.2	-	-	-	-
Interest Expense (includiing debt issuance cost amortization)	7.1	15.4	25.7	29.2	29.7	29.3
Depreciation and Amortization (excluding debt issuance cost amortization)	29.8	37.9	42.0	43.8	44.3	43.1
Stock Compensation Amortization	7.2	14.5	8.7	(0.5)	5.5	6.7
Purchase Accounting Amortization	-	32.1	5.9	5.5	5.6	5.6
Transaction and Integration Related Expenses	-	5.3	-	-	-	-
Thailand Plant Closure Inventory Write-Down	-	-	-	-	-	1.1
Goodwill and Intangible Asset Impairment	-	-	-	121.3	-	-
Restructuring, Asset Impairment, Severance and Other Charges	7.3	20.5	12.9	16.7	11.8	11.1
Warehouse Fire Loss	-	-	-	4.2	(0.2)	(0.2)
SEC Fine	-	-	-	5.0	-	-
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (AEBITDA)*	$152.0	$184.9	$197.0	$145.7	$169.4	$180.9

($ in millions)	2017	2018	2019	2020	2021	Q1 2022
Total Debt	$230	$619	$596	$577	$518	$522
Less: Cash	(87)	(81)	(81)	(103)	(97)	(76)
Net Debt	$143	$538	$515	$474	$421	$446
Total Debt / LTM Net Income as Reported (GAAP)	4.3x	12.3x	7.5x	(8.0x)	9.4x	8.5x
Net Debt / LTM Adjusted EBITDA	0.9x	2.9x	2.6x	3.2x	2.5x	2.5x

Note: Sum of reconciling items may differ from total due to rounding of individual components
* Historical AEBITDA figures have been updated to reflect a change in depreciation and amortization values used to calculate AEBITDA.

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